SCHEDULE 14A
                                (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 GRIST MILL CO.
               (Name of Registrant as Specified in Its Charter)
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to exchange Act Rule 0-11:1

(4) Proposed maximum aggregate value of transaction:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

1 Set forth the amount on which the filing fee is calculated and state how it was determined.




                                                                 August 23, 1995




Dear Stockholder,

         You are cordially invited to attend the 1995 Annual Meeting of Stockholders of Grist Mill Co. The meeting will be held on Tuesday, September 26, 1995, at 11:00 a.m. local time, at the Holiday Inn Burnsville, 14201 Nicollet Avenue South, Burnsville, Minnesota 55337.

         The enclosed Proxy Statement, proxy form and Notice of Annual Meeting contain important information about the matters to be acted upon at the meeting. A copy of the 1995 Grist Mill Co. Annual Report is also enclosed.

         We encourage you to carefully review all of the enclosed materials. Whether or not you plan to attend the Annual Meeting, we urge you to promptly complete, date and sign the enclosed proxy card and return it in the enclosed envelope in order to make certain that your shares will be represented. If, after submitting the enclosed proxy, you find that you are able to attend the meeting, you will still be entitled to vote your shares in person.

                                   Sincerely,



                                   Glen S. Bolander
                                   Chief Executive Officer and President



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               OF GRIST MILL CO.

                   TO BE HELD ON TUESDAY, SEPTEMBER 26, 1995


To the Stockholders:

         Notice is hereby given that the Annual Meeting of Stockholders of Grist Mill Co., a Delaware corporation, will be held on Tuesday, September 26, 1995 at 11:00 a.m. local time at the Holiday Inn Burnsville, 14201 Nicollet Avenue South, Burnsville, Minnesota 55337, for the purpose of considering and taking action upon the following:

         1. The election of five (5) directors to the Company's Board of Directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified.

         2. The amendment of the Company's Non-Qualified Stock Option Plan to extend the term thereof to November 1, 2001 and to increase the number of shares subject to options thereunder from 1,700,000 shares to 2,500,000 shares.

         3. Such other matters as may properly come before the meeting and any adjournments thereof.

         The Board of Directors has fixed the close of business on August 11, 1995 as the Record Date for the Annual Meeting; only holders of record of the Common Stock of the Company on that date will receive notice and be entitled to vote at the meeting and at any adjournments thereof.

                                   By order of the Board of Directors,

                                   Daniel J. Kinsella
                                   Secretary

August 23, 1995



                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON TUESDAY, SEPTEMBER 26, 1995

         This Proxy Statement is being mailed to stockholders on or about August 23, 1995 in connection with the solicitation of proxies by the Board of Directors of Grist Mill Co. (hereinafter referred to as the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, September 26, 1995, at the Holiday Inn Burnsville, 14201 Nicollet Avenue South, Burnsville, Minnesota 55337, and any adjournments thereof. The 1995 Annual Report to Shareholders of Grist Mill Co. is being furnished to each stockholder along with this Proxy Statement.

                            SOLICITATION OF PROXIES

         Accompanying this Proxy Statement are the Board of Directors' proxies for the Annual Meeting. The proxies enable stockholders to vote on all matters which are scheduled to come before the meeting. All shares of Common Stock represented by each properly executed and returned proxy form will be voted by the persons named therein as proxies in accordance with each stockholder's directions.

         IF NO CONTRARY SPECIFICATION IS MADE, ALL VALID PROXIES WILL BE VOTED
(i) IN FAVOR OF ALL NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS, (ii) IN FAVOR OF A PROPOSAL TO AMEND THE COMPANY'S NON-QUALIFIED STOCK OPTION PLAN TO EXTEND THE TERM THEREOF TO NOVEMBER 1, 2001 AND TO INCREASE THE NUMBER OF SHARES SUBJECT TO OPTIONS THEREUNDER FROM 1,700,000 SHARES TO 2,500,000 SHARES AND
(iii) IN THE DISCRETION OF THE BOARD OF DIRECTORS WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

         Any stockholder who executes and returns the enclosed proxy form has the right to revoke it by giving written notice to the Secretary of the Company any time before such proxies are voted. Any stockholder in attendance at the meeting may vote at the meeting, thereby canceling any proxy previously submitted by such stockholder. Proxies may be revoked at any time prior to the voting thereof by giving notice in writing to the Secretary of the Company, by granting a proxy bearing a later date or by voting in person at the meeting.

         The Company will bear the costs of this solicitation, which may include the reimbursement of transfer agents, brokerage firms and others for expenses incurred in forwarding proxy materials to and soliciting executed proxies from certain beneficial owners of the Company's Common Stock.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting, and such inspectors will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. All matters presented to the stockholders require a vote greater than fifty percent (50%) of those shares voted at the meeting. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

         As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are treated as confidential material by the Company, subject to the following limitations: (i) such documents are available for examination by the inspectors of election and certain personnel associated with processing proxies or ballots and tabulating the vote and (ii) the vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.

                                 VOTING RIGHTS

         Each stockholder is entitled to one (1) vote for each share of Common Stock of the Company owned of record at the close of business on August 11, 1995 (the "Record Date"). As of the Record Date, there were issued and outstanding 6,681,163 shares of Common Stock of the Company. A majority of the outstanding shares of the Company's Common Stock, represented in person or by proxy, shall constitute a quorum at the meeting. The affirmative vote of a majority of the shares represented in person or by proxy will be required to elect directors and to decide any other matters properly brought before the meeting. There is no provision for cumulative voting.

                    MATTERS TO BE ACTED UPON AT THE MEETING

         The proposals to be acted upon at the Annual Meeting are as follows:

         1. The election of five (5) directors of the Company's Board of Directors.

         2. The approval of an amendment to the Company's Non-Qualified Stock Option Plan to extend the term thereof to November 1, 2001 and to increase the number of shares subject to options thereunder from 1,700,000 shares to 2,500,000 shares.

         3. Such other matters as may properly come before the meeting and any adjournments thereof.

                                     ITEM 1

                             ELECTION OF DIRECTORS

         At the Annual Meeting of Stockholders on September 26, 1995, five (5) individuals will be elected to serve on the Board of Directors until the Annual Meeting of Stockholders in 1996 or until their successors are duly elected and qualified.

         The proxy form provides instructions for voting for all director nominees or for withholding authority to vote for one or more director nominees. Unless instructed to the contrary, the persons named as proxies on the enclosed proxy forms will vote FOR all of the nominees listed below. In the event, however, that any nominee should be unable or, for good cause, unwilling to serve, the persons named as proxies will have the authority to vote in their discretion for a substitute nominee. As of the date of this Proxy Statement, the Board of Directors fully anticipates that all nominees will be willing and able to serve as directors.

         Each of Ronald K. Zuckerman, Glen S. Bolander, Harry E. Stephens III, Charles H. Perlman and Roger L. Weston are current directors elected by the stockholders at the last Annual Meeting. If elected at the 1995 Annual Meeting, the nominees will serve until the 1996 Annual Meeting or until their successors are duly elected and qualified. The directors of the Company are not paid any cash fees for performing their duties as directors or serving on committees of the Board of Directors; however, directors are eligible to receive options to purchase the Company's Common Stock.

         The nominees for director for a term to expire in 1996 are:

      Name             Age               Title

Ronald K. Zuckerman     53   Chairman of the Board, Director

Glen S. Bolander        49   President, Chief Executive Officer, Director

Harry E. Stephens III   45   Executive Vice President,  Chief  Operating
                              Officer, Director

Charles H. Perlman      50   Director

Roger L. Weston         52   Director

         Ronald K. Zuckerman, Chairman of the Board, also served as Chief Financial Officer until 1992 and Chief Executive Officer until October 1993. He has been a director and officer of the Company since 1975. From 1973 to 1981, Mr. Zuckerman also worked as an independent management consultant.

         Glen S. Bolander, President and Chief Executive Officer, has been a director of the Company since 1986 and an officer of the Company since 1982. Mr. Bolander joined the Company in 1982 as sales manager for industrial products, and later served as Vice President and Executive Vice President. Mr. Bolander is associated with the National Institute of Food Technologists and the American Association of Cereal Chemists.

         Harry E. Stephens III, Executive Vice President and Chief Operating Officer, joined the Company as a consultant and began serving as Executive Vice President and Chief Operating Officer in August 1994. From 1991 until joining the Company, Mr. Stephens was a partner in The Northern Group, a private investment firm with holdings in the private label food industry. From 1986 until 1991, Mr. Stephens was an executive officer of Dole Food Inc. He was president and senior vice president of Dole Packaged Food Co., a division of Dole Food Inc. Additionally, he held the position of corporate vice president in charge of strategy and business development for Dole Food Inc.

         Charles H. Perlman has been a director of the Company since 1983. Mr. Perlman is a partner in the law firm of Barack, Ferrazzano, Kirschbaum & Perlman, specializing in corporate and securities law.

         Roger L. Weston has been a director of the Company since 1984 and is currently Chairman of the Board, President and Chief Executive Officer of GreatBanc, Inc., Vice Chairman of the Board and Chief Executive Officer of the Evanston Bank and Chairman of the Board and Chief Executive Officer of GreatBanc Operations Center, Inc. In recent years, Mr. Weston has provided strategic planning and financial consulting services to public and private companies. He served from 1985 - 1987 as President and Chief Executive Officer of Evco, Inc., the former holding company for Evanston Bank.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following persons were known to the Company, as of August 11, 1995, to be the beneficial owners of more than five percent (5%) of the Company's outstanding Common Stock (the only claim of outstanding equity securities of the Company):

         Name and Address           Number of Shares          Percent of Shares
         of Beneficial Owner        Beneficially Owned(1)(2)  Beneficially Owned

         Glen S. Bolander                549,313(3)                  8.0%
         21340 Hayes Avenue
         Lakeville, MN 55044


(1) All shares are subject to the named person's sole voting and investment power, except as set forth in the footnotes below.

(2) Includes all stock options held by the named persons provided such options are currently vested or will vest within sixty (60) days.

(3) Includes 296,899 shares owned directly by Mr. Bolander, of which 45,000 shares are owned by Mr. Bolander as a tenant in common with his spouse with whom Mr. Bolander shares voting and investment power. Includes 20,414 shares owned by the Grist Mill Co. Employees Retirement Savings Plan and Trust for the benefit of Mr. Bolander. Also includes non-qualified stock options to purchase 75,000 shares at $8.625 per share, 50,000 shares at $5.625 per share, 50,000 shares at $7.875 per share, 30,000 shares at $5.75 per share and 27,000 shares at $2.333 per share.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table shows the total number of shares of Common Stock (the only class of outstanding equity securities of the Company) and the percentage of the outstanding Common Stock beneficially owned, as of August 11, 1995, by the Chief Executive Officer, by each of the Company's four most highly compensated executive officers other than the Chief Executive Officer individually, by each director individually and by directors and executive officers of the Company as a group:

         Name of Bene-                      Beneficial Ownership                Percent of Shares
         ficial Owner                            (1)(2)(3)                      Beneficially Owned

         Glen S. Bolander                       549,313 (4)                            8.0%
         Harry E. Stephens III                   18,167 (5)                            *
         Michael J. Cannon                       16,940 (6)                            *
         Daniel J. Kinsella                      10,598 (7)                            *
         Thomas J. Tatoian                       14,323 (8)                            *
         Ronald K. Zuckerman                    229,422 (9)                            3.4%
         Charles H. Perlman                      94,320 (10)                           1.4%
         Roger L. Weston                         85,333 (11)                           1.3%
         All directors and
         executive officers
         as a group (10 persons)              1,044,617 (12)                          14.7%

*        Less than one percent (1%).



(1) All shares are subject to the named person's sole voting and investment power, except as set forth in the footnotes below.

(2) Includes all stock options held by the named persons provided such options are currently vested or will vest within sixty (60) days.

(3) Does not include any shares beneficially owned by the adult children of such persons. Includes shares held in joint tenancy with certain family members who share voting and investment power.

(4) See footnote (3) to the table entitled "Security Ownership of Certain Beneficial Owners" for additional information regarding beneficial ownership by Mr. Bolander.

(5) Includes 1,500 shares owned directly by Mr. Stephens. Also includes non-qualified stock options to purchase 16,667 shares at $6.25 per share.

(6) Consists of non-qualified stock options to purchase 300 shares at $6.25 per share, 440 shares at $7.00 per share, 1,350 shares at $5.583 per share, 3,060 shares at $5.00 per share, 5,850 shares at $2.917 per share and 5,940 shares at $2.333 per share.

(7) Includes 2,613 shares owned directly by Mr. Kinsella and 1,235 shares owned by the Grist Mill Co. Employees Retirement Savings Plan and Trust for the benefit of Mr. Kinsella. Also includes non-qualified stock options to purchase 540 shares at $2.917 per share, 2,400 shares at $5.00 per share, 1,890 shares at $5.583 per share, 1,200 shares at $7.00 per share and 720 shares at $6.25 per share.

(8) Includes 4,250 shares owned directly by Mr. Tatoian and 3,333 shares owned by the Grist Mill Co. Employees Retirement Savings Plan and Trust for the benefit of Mr. Tatoian. Includes non-qualified stock options to purchase 300 shares at $6.25 per share, 1,040 shares at $7.00 per share, 2,340 shares at $5.583 per share, 3,060 shares at $5.00 per share.

(9) Includes 186,726 shares held directly by Mr. Zuckerman. Also includes 2,696 shares owned by the Grist Mill Co. Employees Retirement Savings Plan and Trust for the benefit of Mr. Zuckerman and 10,000 shares owned by Mr. Zuckerman's spouse. Mr. Zuckerman disclaims beneficial ownership of the securities owned by his spouse. Also includes non-qualified stock options to purchase 30,000 shares at $5.75 per share.

(10) Includes 39,320 shares owned beneficially by Mr. Perlman's spouse, Mira Perlman, 5,000 shares in trust for Mr. Perlman's children and 5,000 shares in an individual retirement account. Mr. Perlman disclaims beneficial ownership with respect to 44,320 of such shares. Includes non-qualified stock options to purchase 15,000 shares at $6.25 per share, 15,000 shares at $7.583 per share and 15,000 shares at $7.125 per share. Such options are held by Mr. Perlman for the benefit of Mr. Perlman and his partners in the law firm of Barack, Ferrazzano, Kirschbaum & Perlman. Accordingly, Mr. Perlman disclaims beneficial ownership of all but 3,550 of the shares represented by such options.

(11) Consists of non-qualified stock options to purchase 15,000 shares at $6.25 per share, 15,000 at $7.583 per share, 15,000 at $7.125 per share and 30,000 at $2.333 per share.

(12) Includes non-qualified stock options to purchase 432,747 shares at prices ranging from $2.33 per share to $8.625 per share.


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers. Officers, directors and "greater than ten-percent" stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms so filed.

         Based solely on review of the copies of such forms furnished to the Company for the period beginning on June 1, 1994 and ending on May 31, 1995 and written representations from certain reporting persons that no Forms 5 were required to be filed, all Section 16(a) filing requirements applicable to the Company's officers, directors and "greater than ten-percent" stockholders were met except that Roger L. Weston was 60 days late in the filing of one monthly report showing the exercise of non-qualified stock options.

                             EXECUTIVE COMPENSATION

         Set forth below is information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended May 31, 1995, 1994 and 1993, of those persons who were, at May 31, 1995, the Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"):


                           SUMMARY COMPENSATION TABLE



                                                 Annual Compensation                   Long Term
                                                                                      Compensation

                                                                     Other                             All Other
                                                                     Annual             Options      Compensation
 Name and Principal Position   Year    Salary ($)    Bonus ($)    Compensation           (#)(2)         ($)(3)
                                                                          ($)(1)
Glen S. Bolander, Chief         1995  $  367,500    $ 130,000    $     750             75,000       $  38,185(4)
Executive Officer and           1994     350,000           -0-         750             50,000          38,326(4)
President                       1993     314,900       60,000        1,500             50,000           2,588

Harry E. Stephens III,          1995  $  194,200(6)        -0-(7)$  96,154(8)          80,000              -0-
Executive Vice President and    1994          -0-          -0-          -0-                -0-             -0-
Chief Operating Officer (5)     1993          -0-          -0-          -0-                -0-             -0-

Michael J. Cannon, Vice         1995  $  105,800       39,700    $      -0-            11,700       $   1,708
President, Sales                1994     100,700           -0-         125              1,500           1,750
                                1993      96,300       22,100          500              1,100           1,713

Daniel J. Kinsella, Vice        1995  $  109,000       39,900           -0-            12,300           2,490
President, Chief Financial      1994      91,200        6,000           -0-             3,600           1,856
Officer, Treasurer and          1993      79,100       28,000          450              3,000           2,416
Secretary

Thomas J. Tatoian,              1995  $  110,900    $  31,800    $     550              7,000       $   2,550
Vice President,                 1994     106,000           -0-         550              1,500           3,045
Manufacturing                   1993     100,200       30,500          500              2,600           2,828



         (1) Represents amounts reimbursed during the fiscal year for the payment of income tax preparation except with respect to Mr. Stephens.

         (2) Awarded during the fiscal year shown or in July or August of the following fiscal year based on performance in the fiscal year shown (except that the options awarded to Mr. Bolander with respect to fiscal years 1993-94 and 1994-95 were awarded in May 1994 and May 1995, respectively). All such options have an exercise price equal to the last bid price per share of the Company's Common Stock on the date of grant as reported on the National Association of Securities Dealers, Inc. Automated Quotation System.

         (3) Represents amounts contributed by the Company to the Grist Mill Employees Retirement Savings Plan and Trust and amounts paid by the Company in premiums for life insurance coverage.

         (4) Includes a premium of $36,000 paid for a life insurance policy under a split-dollar arrangement whereby the Company will recoup the premium and Mr. Bolander will accrue earnings from the policy.

         (5) Mr. Stephens joined the Company as a consultant in June, 1994 and began serving as Executive Vice President and Chief Operating Officer in August 1994.

         (6) Includes $25,000 paid to Mr. Stephens as consulting fees for the period of June, 1994 through August, 1994.

         (7) Mr. Stephens will be eligible for consideration for the grant of a bonus on or around August 1995, the one-year anniversary of his employment with the Company.

         (8) Includes $56,261 reimbursed to Mr. Stephens for moving expenses. Also includes $39,893 representing a gross up for income tax purposes.


         Shown below is further information on grants of stock options pursuant to the Company's Non-Qualified Stock Option Plan, as amended, during or pertaining to the fiscal year ended May 31, 1995, to the Named Executive Officers who are set forth in the Summary Compensation Table above. No stock appreciation rights have ever been granted.


                            OPTION GRANTS WITH RESPECT TO FISCAL YEAR ENDED MAY 31, 1995


                                              INDIVIDUAL GRANTS

                                           % OF TOTAL                                   POTENTIAL REALIZABLE
                                            OPTIONS                                   VALUE AT ASSUMED ANNUAL
                                           GRANTED TO     EXERCISE OR                   RATES OF STOCK PRICE
                            OPTIONS       EMPLOYEES IN     BASE PRICE    EXPIRATION       APPRECIATION FOR
         NAME            GRANTED (#)(1)  FISCAL YEAR(2)      ($/SH)         DATE           OPTION TERM(3)
                                                                                          5%             10%
  Glen S. Bolander               75,000           34.0%      $8.625        5/26/00     $178,900       $394,900

  Harry E. Stephens III          50,000           22.7%      $ 6.25        8/01/99     $ 86,500       $190,800
                                 30,000           13.6%      $ 9.00        8/10/00     $ 74,700       $164,700

  Michael J. Cannon              10,000            4.5%      $ 9.75        3/03/00     $ 26,900       $ 59,500
                                  1,700            0.8%      $ 9.00        8/10/00     $  4,200       $  9,300

  Daniel J. Kinsella             10,000            4.5%      $ 9.75        3/03/00     $ 26,900       $ 59,500
                                  2,300            1.0%      $ 9.00        8/10/00     $  5,700       $ 12,600

  Thomas J. Tatoian               5,000            2.2%      $ 9.75        3/03/00     $ 13,500       $ 29,700
                                  2,000            0.9%      $ 9.00        8/10/00     $  5,000       $ 11,000

         (1) All of these options were granted in March or August 1995 (with the exception of Mr. Bolander's options which were granted in May 1995 and Mr. Stephens' options which were granted in August 1994) based upon the performance of the Named Executive Officers for the fiscal year ended May 31, 1995. With respect to Mr. Bolander, the options vest immediately. With respect to Mr. Stephens, the option grants vest according to the following schedule: one-third at the one-year anniversary of the grant date, an additional one-third at the two-year anniversary and the remainder at the three-year anniversary. With respect to the other Named Executive Officers, the option grants vest according to the following schedule: one-fifth at the one-year anniversary of the grant date, an additional one-fifth at the two-year anniversary, an additional one-fifth at the three-year anniversary, an additional one-fifth at the four year anniversary and the remainder at the four-year eleven-month anniversary of the grant date.

         (2) With respect to performance in fiscal year 1994-95, a total of 220,600 options were granted to employees of the Company, including the Named Executive Officers. In addition, 30,000 options were granted to the non-employee directors of the Company.

         (3) The "potential realizable value" shown represents the potential gains based on annual compound stock price appreciation of five percent (5%) and ten percent (10%) from the date of grant through the full 5-year option term. The amounts given represent assumed rates of appreciation only. Actual gains, if any, on option exercises will depend on future performance of the Company's Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

         Set forth below is information with respect to the unexercised options to purchase the Company's Common Stock granted in fiscal year 1994-95 and prior years under the Company's Non-Qualified Stock Option Plan, as amended, to the Named Executive Officers and held by them at May 31, 1995. A total of 77,160 options were exercised by the Named Executive Officers during fiscal year 1994-95.


              AGGREGATE OPTION EXERCISES DURING FISCAL YEAR ENDED
             MAY 31, 1995 AND VALUE OF OPTIONS HELD AT MAY 31, 1995


                           NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                                 OPTIONS AT          IN-THE-MONEY OPTIONS AT
                              MAY 31, 1995 (#)         MAY 31, 1995 ($)(1)
       NAME              EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE

 Glen S. Bolander                    232,000/0         $ 617,625/0

 Harry E. Stephens III(2)             16,667/33,333    $  52,084/$104,166


 Michael J. Cannon(2)                 16,940/15,760    $  68,710/$ 27,135

 Daniel J. Kinsella(2)                 6,750/16,540    $  20,677/$ 26,254

 Thomas H. Tatoian(2)                  8,990/10,340    $  40,199/$ 17,832



         (1) "Value" has been determined based upon the difference between the per share option exercise price and the last bid price per share of the Company's Common Stock reported on the National Association of Securities Dealers, Inc. Automated Quotation system at the date of exercise or May 31, 1995, as applicable.

         (2) Does not include options issued to Messrs. Stephens, Cannon, Kinsella and Tatoian in August 1995.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee") is composed of independent outside directors, Messrs. Perlman and Weston. The Committee is responsible for administering the policies which govern annual executive compensation. Following review and approval by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for approval.

         The Committee annually evaluates the personal performance of the Chief Executive Officer and Chief Operating Officer of the Company as well as the Company's performance. The Committee also compares the compensation of the Chief Executive Officer and Chief Operating Officer over the preceding four fiscal years to the executive compensation of other Midwest public companies. Finally, the Committee analyzes the compensation history of the Chief Executive Officer and Chief Operating Officer over the preceding four fiscal years. Personal performance can include such qualitative factors as organizational and management development exhibited from year to year. The compensation of the remaining executive officers of the Company, including the other Named Executive Officers, is recommended by Mr. Bolander. Increases in base salary are determined primarily by performance -- both that of the Company and that of each executive officer. The achievement of corporate and business unit financial and strategic goals are considered as well as individual performance, including managerial effectiveness, teamwork, leadership and innovation.

         The Company maintains the philosophy that compensation of its executive officers and others shall be directly and materially linked to operating performance. To achieve this linkage, executive compensation is heavily weighted towards bonuses paid and stock options granted on the basis of the Company's performance. Thus, while annual salary increases are determined in light of the Company's general performance, as well as the personal performance of the executive officers, annual bonuses are more closely tied to the Company's actual economic performance during the particular fiscal year in question.

         Stock options are granted to the executive officers under the provisions of the Company's Non-Qualified Stock Option Plan. Stock options are granted to provide additional incentive to improve stockholder value over the long-term and to encourage and facilitate executive stock ownership. Stock options are granted at the market price of the Common Stock at the date of grant to ensure that executives can only be rewarded for appreciation in the price of the Common Stock when the Company's stockholders are similarly benefitted. The Committee determines, on an annual basis, those executives who will receive stock option grants and size of such grants awarded.

         The annual base salary for the Company's Chief Executive Officer, Glen
S. Bolander, who assumed the role of Chief Executive Officer in October, 1993, was $367,500 for fiscal year 1994-95, which represented an increase of approximately $17,500 from the prior fiscal year. Mr. Bolander's annual base salary and the increase thereto was based on the Company's performance during fiscal year 1993-1994, and Mr. Bolander's performance in relation to the Company's operations and executive compensation for past years. Mr. Bolander was awarded a cash bonus of $130,000 with respect to fiscal year 1994-95, and he was granted options to purchase 75,000 shares of Common Stock at the market price at the time of grant ($8.625 per share). Mr. Bolander's bonus was determined in light of Mr. Bolander's performance for fiscal year 1994-95. The Committee determined the number of options granted to Mr. Bolander and his cash bonus in light of his contributions to the Company.

         The annual base salary for the Company's Chief Operating Officer, Harry
E. Stephens III, who began serving as Chief Operating Officer in August 1994, was $220,000 for fiscal year 1994-95, of which Mr. Stephens received approximately $169,231 for the period of his actual employment. The bonus and salary increase for Mr. Stephens are to be determined at or around the one-year anniversary date of his employment with the Company using the same criteria as described herein.

                               Charles H. Perlman
                                Roger L. Weston

COMPENSATION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Bolander made recommendations to the Company's Board of Directors regarding the compensation of the executive officers of the Company, other than compensation decisions with respect to himself. Mr. Bolander is an officer of the Company and its wholly-owned subsidiary, Grist Mill Confections, Inc. In addition, Mr. Zuckerman serves as a director and on the compensation committee of GreatBanc, Inc., of which Mr. Weston is the Chairman of the Board, Chief Executive Officer and President. Mr. Weston serves as a director and on the Compensation Committee of the Company.

EMPLOYMENT CONTRACTS

         Glen S. Bolander. The Company entered into an employment agreement with Mr. Bolander on January 10, 1990, which provides that Mr. Bolander will not compete with the Company or its subsidiaries during his employment with the Company and for an additional twelve (12) month period thereafter. The agreement also provides that, upon Mr. Bolander's death or disability, he or his estate will receive an amount equal to his then last annual salary. If Mr. Bolander desires to quit, he must give the Company three (3) months' prior notice and will receive no severance; however, if he desires to quit within one (1) year after a change of control of the Company, Mr. Bolander will receive an amount equal to one and one-half times his then last annual salary and bonus as severance. Additionally, if Mr. Bolander is terminated within one year after a change of control of the Company, with or without cause, he will receive an amount equal to three times his then last annual salary and bonus as severance. If Mr. Bolander is terminated within two years after a change of control of the Company, with or without cause, he will receive an amount equal to two times his then last annual salary and bonus as severance. If Mr. Bolander is terminated within three years after a change of control of the Company, with or without cause, he will receive an amount equal to his then last annual salary and bonus as severance. The employment agreement was amended in October 1993 to provide that upon any termination of Mr. Bolander, the Company shall continue to be obligated to make the payments required by the Split Dollar Life Insurance Agreement described below.

         The Company entered into a Split Dollar Life Insurance Agreement with Mr. Bolander on November 2, 1993 whereby the Company agreed to pay on behalf of a trust established for the benefit of Mr. Bolander eight (8) annual premiums of $36,000 each on a life insurance policy on the life of Mr. Bolander in the face amount of $1,000,000. The Company has a claim to the cash surrender value (or the proceeds of the policy upon the death of Mr. Bolander) for the amount of its full contribution.

         Ronald K. Zuckerman. The Company entered into an employment agreement with Mr. Zuckerman effective June 1, 1994, for a term ending May 31, 1998. The agreement provides for an annual salary of $144,000 and such bonus and other benefits as may be determined by the Company's Board of Directors. The agreement provides that, upon the death or disability of Mr. Zuckerman, he or his estate will receive an aggregate amount of $144,000, payable in twelve (12) equal monthly installments. The agreement provides that Mr. Zuckerman will not compete with the Company or its subsidiaries during his employment with the Company and for an additional twelve (12) months thereafter.

         Harry E. Stephens III. The Company entered into an employment agreement with M. Stephens effective August 15, 1994, for a term ending August 15, 1997. The agreement provides for an annual salary of $220,000, subject to increase from time to time by the Company's Board of Directors, and such bonus and other benefits as may be determined by the Company's Board of Directors. Additionally, the agreement provides that, if Mr. Stephens is terminated, without cause, any time after a change of control of the Company, he will receive a salary for the period from such termination through the remaining term of the agreement based on his annual salary at the time of termination.

RETIREMENT PLAN

         To provide stockholders with additional information regarding the plans under which the Named Executive Officers have received compensation, the following is a summary of the Grist Mill Employees Retirement Savings Plan and Trust (the "Retirement Plan"). In addition, a summary of the Company's Non-Qualified Stock Option Plan appears under the caption "Approval of Amendment to Non-Qualified Stock Option Plan."

         The Retirement Plan, in effect since 1986, was formally approved by the stockholders at the 1991 Annual Meeting. Employees are eligible to participate in the Retirement Plan when they are twenty-one (21) years of age and have completed one (1) full year of service. Employees may make annual pre-tax contributions to the Retirement Plan of up to fifteen percent (15%) of their annual salaries or wages. The Company makes a matching contribution of thirty percent (30%) on up to the first seven percent (7%) of each employee's annual salary and wages. All matching contributions are automatically one hundred percent (100%) vested when contributed. Each year the Board of Directors, at its discretion, determines what amount, if any, the Company will make as a profit sharing contribution to the Retirement Plan. Although to date the Company has made no profit sharing contributions, a profit sharing contribution, if made, would be allocated to the accounts of individual employees meeting certain minimum service criteria for the fiscal year, based on a formula which takes into account total years of service and total compensation. Profit sharing contributions would continue to vest fully upon the completion of five (5) years of service. The sum of annual salary deferrals, matching contributions and profit sharing allocations per individual may not exceed the lesser of $30,000 or twenty-five percent (25%) of the individual's annual wages or salary.

         The Retirement Plan is a defined contribution plan intended to qualify under Section 401(a) of the Internal Revenue Code and contains a deferred feature intended to qualify under Section 401(K) of the Internal Revenue Code. Benefits may be paid out in the event of the retirement, disability, death or termination of employment of an employee.

PERFORMANCE GRAPH

         The graph set forth below depicts total cumulative shareholder return and assumes $100 invested on May 31, 1990 in the Company's Common Stock, the Standard & Poors ("S&P") Foods Index and the NASDAQ Stock Market--U.S. Index for the period of the Company's last five fiscal years (May 31, 1990=100). The S&P Foods Index is composed of thirteen (13) of the largest publicly traded food companies in the United States. The graph assumes all dividends are reinvested.


                   5/90      5/91      5/92      5/93      5/94      5/95

Grist Mill Co.      100       145       160       263       158       278
NASDAQ
 Stock market - US  100       114       133       160       169       201
S&P Foods           100       128       134       140       139       176


                                     ITEM 2

            APPROVAL OF AMENDMENT TO NON-QUALIFIED STOCK OPTION PLAN

         In November, 1986 the Company adopted a Non-Qualified Stock Option Plan (the "Non-Qualified Plan") to provide incentives for certain key employees or other persons to exert maximum efforts towards the success of the Company, and also to help attract and retain personnel of the highest quality. All employees, officers, directors or consultants of the Company, its parent and subsidiaries are eligible to participate in the Non-Qualified Plan. The original 10-year term of the Non-Qualified Plan expires on November 1, 1996.

         200,000 shares of Common Stock were originally reserved for issuance under the Non-Qualified Plan. The number of reserved shares of Common Stock was amended to 350,000 shares in June 1987, 500,000 shares in February 1988, 800,000 shares in December 1988, 900,000 shares in August 1991 (adjusted to 1,350,000 shares as a result of the three-for-two stock split in November 1992) and 1,700,000 shares in October 1993. During the nine years the Non-Qualified Plan has been in effect, options to purchase a total of 985,520 shares of Common Stock reserved for issuance under the Non-Qualified Plan have been exercised and are no longer available for grant. As of August 11, 1995, the Company has option grants outstanding to executive officers, directors and employees of the Company to purchase 620,250 shares.

         The Board of Directors proposes an amendment to the Non-Qualified Plan, subject to stockholder approval, to extend the term of the Non-Qualified Stock Option Plan for an additional five years with an expiration date of November 1, 2001 and to increase the number of shares of Common Stock reserved for issuance to 2,500,000. The Board of Directors strongly believes that the Non-Qualified Plan is essential to the attraction and retention of highly qualified officers, directors and employees and, therefore, recommends that the stockholders of the Company vote FOR the approval of such amendment to the Non-Qualified Plan.

         The proxy form provides instructions for voting for or against approval of such amendment to the Non-Qualified Plan. Unless instructed to the contrary, the person acting under the proxy solicited hereby will vote FOR the amendment to the Non-Qualified Plan. More information about the Non-Qualified Plan is provided below.

         Effective April 1991, the Board of Directors appointed Mr. Perlman and Mr. Weston, as the sole members of the Committee, as administrators for the Non-Qualified Plan. The Committee (previously the Board of Directors) is responsible for determining which of eligible persons shall be granted options, the number of options granted per individual, the manner and time of exercise of such options and the exercise price of the options. Members of the Committee are no longer eligible for discretionary grants under the Non-Qualified Plan; however, each August, each member of the Committee, provided he is still on the Board of Directors, receives non-qualified options to purchase 15,000 shares of Common Stock at the current market value.

         Options must be exercised in accordance with the Non-Qualified Plan and terms set by the Committee. Each option terminates if not exercised by the exercise date set by the Committee. Unless otherwise specified when the option is granted, options granted to an employee who ceases to become an employee terminates in the following manner. If the cessation is due to death, the options must be exercised by the decedent's beneficiary within one (1) year from date of death. If the cessation of employment is due to permanent disability, the option must be exercised within one (1) year. If the cessation of employment is due to any other reason, the option terminates at the end of three (3) months.

         Unless otherwise specified when the option is granted, options are not transferable except by will or by the laws of descent and distribution and options may be exercised only by the person granted the option during that person's lifetime.

         The Non-Qualified Plan is not covered by the Employees Retirement Income Security Act (ERISA). The Non-Qualified Plan is not qualified under
Section 401 of the Internal Revenue Code. Generally, there will be no federal tax consequences to the Company or the recipient of the options at the time the options are granted. When options are exercised, the Company incurs a "business expense" federal income tax deduction equal to the difference, if any, between the fair market value of each option on the exercise date and the option exercise price. On exercise, the recipient of the options will have reportable ordinary income equal to the difference, if any, between the fair market value of the options on the exercise date and the option exercise price.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The law firm of Barack, Ferrazzano, Kirschbaum & Perlman, of which Charles H. Perlman is a partner, was engaged from time to time to represent the Company in legal matters. For these services, the firm was paid legal fees and expenses of approximately $268,000 during the fiscal year ended May 31, 1995.

                               DIRECTORS MEETINGS

         During the fiscal year ended May 31, 1995, the Board of Directors held ten (10) meetings, each of which was attended by all directors. The Board of Directors also conducted business by unanimous written consent on five (5) occasions. The Company has a standing audit committee and a standing compensation committee. The audit committee, consisting of Messrs. Perlman and Weston, reviews and monitors the accounting policies and control procedures of the Company, recommends the engagement of the independent accountants and reviews the scope of the audit. The audit committee met five (5) times during the last fiscal year, with Mr. Perlman present at each such meeting and Mr. Weston present at three (3) of such meetings. The compensation committee, consisting of Messrs. Perlman and Weston, met once early in the 1995 fiscal year, with both Messrs. Perlman and Weston in attendance.

                            APPOINTMENT OF AUDITORS

         The Board of Directors has selected Ernst & Young, LLP, independent certified public accountants, as auditors to examine the financial statements of the Company for the current fiscal year and to perform other appropriate accounting services. Ernst & Young, LLP has examined the financial statements of the Company for the past thirteen (13) fiscal years.

         Representatives of Ernst & Young, LLP will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the 1996 Grist Mill Co. Annual Meeting and recommendations for election to the Company's Board of Directors must be received by the Company in writing, no later than July 1, 1996, in order to be considered for inclusion in the 1996 Proxy Statement. Any such proposal or recommendation should be sent to the attention of the Secretary of Grist Mill Co. at 21340 Hayes Avenue, P.O. Box 430, Lakeville, Minnesota 55044-0430.

                                 OTHER MATTERS

         The Board of Directors is not currently aware of any other matters to be presented for action at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named as proxies in the accompanying proxy form to vote in their discretion all shares represented by validly executed proxies.

         Your cooperation in reviewing the material contained herein and in promptly returning your executed proxy will be appreciated.

                                   By Order of the Board of Directors



                                   Daniel J. Kinsella
                                   Secretary

August 23, 1995



                                 GRIST MILL CO.

         PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON SEPTEMBER 26, 1995
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned appoints Charles H. Perlman, Ronald K. Zuckerman, or either of them, with full powers of substitution, as proxies of the undersigned, with the authority to vote upon and act with respect to all shares of stock of Grist Mill Co. (the "Company"), which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company, to be held at the Holiday Inn Burnsville, 14201 Nicollet Avenue South, Burnsville, Minnesota 55337, commencing Tuesday, September 26, 1995, at 11:00 a.m., and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present, and especially (but without limiting the general authorization and power hereby given) with the authority to vote on the following:

      Item 1.  Election of five directors:

      [ ] FOR ALL NOMINEES (except as      [ ] WITHHOLD AUTHORITY
          marked to the contrary           to vote for all nominees listed below
          on the line below)

      Nominees (term, if elected, expires 1996):

           Glen S. Bolander   Charles H. Perlman   Harry E. Stephens III
                       Roger L. Weston   Ronald K. Zuckerman

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE OR NOMINEES, WRITE HIS OR THEIR NAME OR NAMES IN THE SPACE BELOW:



      Item 2.  Approval of Amendment to Non-Qualified Stock Option Plan.

               [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

      Item 3.  In their discretion, on any and all other matters as may properly come before the meeting.

                  AUTHORITY GRANTED                  AUTHORITY WITHHELD
                  under this Item 3.                 under this Item 3.
                  [ ]  FOR                           [ ]  AGAINST

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to said stock and hereby ratifies and confirms all that the proxies named herein and their substitutes, or any of them, may lawfully do by virtue hereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN. IF THIS PROXY DOES NOT INDICATE A CONTRARY CHOICE, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AS LISTED IN ITEM 1, FOR THE MATTERS REFERRED TO IN ITEM 2 ABOVE AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES HEREIN WITH RESPECT TO ANY AND ALL MATTERS REFERRED TO IN ITEM 3 ABOVE.



                                                 _______________________________

                                                 _______________________________
                                                 Signature of Stockholder

                                                 Dated: __________________, 1995



NOTE: Please date proxy and sign it exactly as name or names appear above. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, et cetera. Please return signed proxy in the enclosed envelope.